UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

Black Hawk Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 166 Danville, CA	94506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 217-4482

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Units, each consisting of one ordinary share and one-fifth of one right	BKHAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	BKHA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one ordinary share	BKHAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 21, 2026, Black Hawk Acquisition Corp., a Cayman Islands exempted company (the “Company”), issued a convertible promissory note (the “Note”) in the principal amount of up to $300,000 to Black Hawk Management LLC (the “Sponsor”). Pursuant to the Note, the Company may request advances from the Sponsor from time to time for purposes of working capital and extension fees, provided that the aggregate principal amount of advances under the Note may not exceed $300,000.

The Note bears interest at a rate of 10% per annum, commencing on July 8, 2026, and continuing for a period of one year. The outstanding principal balance of the Note will become due and payable upon the occurrence of (i) the closing of the Company’s initial business combination (a “DeSPAC Transaction”) or (ii) the liquidation of the Company. In the event of a liquidation, all amounts due under the Note will be repaid in cash. In the event of a DeSPAC Transaction, the Sponsor may elect to receive repayment in cash or to convert the outstanding principal balance of the Note into shares of common stock of the post-business combination company at a conversion price of $1.00 per share.

If converted, the number of shares issuable will equal the portion of the principal amount being converted divided by $1.00, rounded up to the nearest whole share. The conversion shares will be entitled to registration rights and the holders will enter into a registration rights agreement with the post-DeSPAC company consistent with the Company’s existing registration rights agreement.

The Note may be prepaid at any time without penalty upon written notice by the Company to the Sponsor. The Note is unsecured, and the Sponsor has waived any claim against the funds held in the Company’s trust account established in connection with the Company’s initial public offering.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent the Note may be converted into shares of common stock upon the closing of a DeSPAC Transaction, such shares will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, as a transaction not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Convertible Note, dated August 21, 2026, issued by Black Hawk Acquisition Corporation to Black Hawk Management LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Hawk Acquisition Corporation

By:	/s/ Kent Louis Kaufman
Kent Lous Kaufman, Chief Executive Officer

Date: August 26, 2026

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